UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2016

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdictionof incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION

UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On August 1, 2016, Dollar General Corporation (the “Company”) entered into definitive documentation to establish a commercial paper program (the “Program”), under which the Company may issue unsecured commercial paper notes (the “Notes”) pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Under the Program, the Company may issue the Notes from time to time in an aggregate amount not to exceed $1,000,000,000 outstanding at any time.  The Notes will have maturities of up to 364 days from the date of issue and will rank equal in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness.  The Company has agreed to maintain available commitments under its Amended and Restated Credit Agreement, dated as of October 20, 2015, in an amount at least equal to the amount of Notes outstanding at any time.  The net proceeds of the issuance of the Notes are expected to be used for general corporate purposes.

A national bank acts as the issuing and paying agent under the Program pursuant to an issuing and paying agent agreement.  Commercial paper dealers will act as dealers (each a “Dealer”) pursuant to the terms and conditions of commercial paper dealer agreements entered into between the Company and each of the Dealers (the “Dealer Agreements”).  Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2016	DOLLAR GENERAL CORPORATION

	By:	/s/ John W. Garratt
John W. Garratt
Executive Vice President and Chief Financial Officer

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